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                                                              EXHIBIT 10(iii)(G)


                        DALLAS SEMICONDUCTOR CORPORATION


                                  AMENDMENT TO
                         AMENDED 1987 STOCK OPTION PLAN




                  RESOLVED, that, subject to such approval (if any) as may be required pursuant to the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or applicable law or the requirements of the New York Stock Exchange, the Amended 1987 Stock Option Plan of the Corporation be, and the same hereby is further amended, effective November 27, 2000, so as to increase the number of shares of Common Stock available for the grant of options thereunder by 1,250,000 shares.

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                             SECRETARY'S CERTIFICATE


         I, Marla K. Suggs, Corporate Secretary of Dallas Semiconductor Corporation, a Delaware corporation, do hereby certify that the attached resolutions were duly adopted by the Board of Directors of the Corporation, at a meeting duly called and held on November 27, 2000, at which a quorum was present and voting throughout, and that said resolutions are still in full force and effect and have not in anywise been amended, modified or rescinded:

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office on this, the 5th day of February, 2001.


                                             /s/ Marla K. Suggs
                                             -----------------------------------
                                             Marla K. Suggs
                                             Corporate Secretary